Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Financial Contact:
Chris Sammons, 225-932-2546
chris.sammons@shawgrp.com

Media Contact:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com
Shaw Extends $1 Billion in Credit Facility Commitments to October 2012
BATON ROUGE, La., Sept. 25, 2009 — The Shaw Group Inc. (NYSE: SHAW) announced today it has amended its credit agreement to provide new and extended lender commitments totaling $1.0 billion, the entire amount of which is available for the issuance of performance and financial letters of credit and/or borrowings for working capital needs and general corporate purposes.
The credit agreement also enables Shaw to seek additional secured commitments of up to a total of $400 million under this facility and other supplemental credit facilities. Shaw also may pledge up to $300 million of its unrestricted cash to secure additional letters of credit, subject to certain conditions, in addition to amounts available under the credit facility.
The agreement is secured by a first priority security interest in all of Shaw’s tangible and intangible assets, including equipment, real estate and intellectual property; a pledge of all of the capital stock of the company’s material domestic subsidiaries; guarantees by the company’s material domestic subsidiaries; and a pledge of 66 percent of the capital stock of certain of the company’s foreign subsidiaries.
Upon attaining a one-level increase from the company’s current corporate credit ratings to BBB- from Standard & Poor’s and Baa3 from Moody’s and the release of liens securing supplemental credit facilities, the credit agreement will become unsecured.

“These commitments signify the continued confidence lenders have in Shaw’s business, both current and projected,” said Brian K. Ferraioli, Shaw’s executive vice president and chief financial officer. “The amended credit agreement gives Shaw the flexibility to take necessary actions to continue our long-term growth objectives.”
A form 8K regarding the credit agreement will be filed with the U.S Securities and Exchange Commission on Sept. 25, 2009. The filing will be available via Shaw’s Web site at www.shawgrp.com under the Investor Relations section.
The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.
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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.